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                                                                    EXHIBIT 10.1

                      FRANKLIN SAVINGS AND LOAN ASSOCIATION

                         KEY EXECUTIVE STOCK OPTION PLAN
1. PURPOSE

The Key Executive Stock Option Plan (the "Plan") is designed to enable key executive employees of Franklin Savings and Loan Association (the "Association") to acquire or increase a proprietary interest in the Association, and thus to share in the future success of the Association's business. Accordingly, the Plan is intended as a further means, not only of attracting and retaining outstanding management personnel, but also of promoting a closer identity of interests between executives and stockholders. Since the executives eligible to receive Options under the Plan will be those who are in positions to make important and direct contributions to the success of the Association, the Board believes that the grant of Options under the Plan will be in the Association's interest.

2. DEFINITIONS

Unless the context clearly indicates otherwise, the following terms when used in the Plan, shall have the meaning set forth in this Section 2.

(a) "Beneficiary" means the person or persons designated in writing by the Grantee or, in the absence of such a designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who shall acquire the right to exercise an Option by bequest or inheritance. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Committee before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

(b) "Board of Directors" or "Board" means the Board of Directors of the Association at any given point in time.

(c) "Code" means the Internal Revenue Code of 1954, as amended from time to time.

(d) "Committee" means a committee selected by the Board of Directors whose members are "disinterested administrators" within the meaning of Rule 16b-3(b) under the Securities and Exchange Act of 1934 (or any successor rule of similar import). Unless otherwise determined by the Board, the disinterested members of the Executive Committee of the Board shall be the Committee.

(e) "Disability" means a physical or mental condition of a Grantee resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Association. The disability of a Grantee shall be determined by a licensed physician chosen by the Committee and shall be applied uniformly to all Grantees.

(f) "Grantee" means a person to whom an Option has been granted under the Plan.

(g) "Option" means an option to purchase a share or shares of the Association's common stock.

(h) "Option Agreement" means the written agreement to be entered into by the Association and the Grantee as provided in Section 8 hereof.

(i) "Retirement" means retirement pursuant to the Association's Employment Manual, as amended from time to time.

(g) "Shares" means common shares of the Association, par value $8.00 per share.

(k) Wherever used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as to males.



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3. EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective when adopted by the Board of Directors and, subject to Section 11 hereof, shall terminate on the date ten years from such date; provided, however, that if the Plan is not approved by the holders of a majority, of the outstanding Shares prior to the first anniversary of the date of adoption by the Board of Directors, the Plan and all Options granted thereunder prior to such anniversary shall be null and void and shall be of no effect.

4. NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

(a) The Association may grant Options under the Plan for not more than 40,000 shares (subject however, to adjustment as provided in Section 5(a)(v) and 10 hereof), which shall be provided from Shares in the treasury or by the issuance of Shares authorized but unissued. Options shall be granted as follows:


              Level                         Shares Per Grantee

              I                                   10,000
              II                                   3,000
              III                                  2,000

(b) In the event an Option previously granted shall for any reason lapse, be terminated or forfeited without being exercised in whole or in part, the unpurchased Shares subject to the Option shall be restored to the total number of Shares with respect to which Options may be granted under the Plan.

5. TERMS AND CONDITIONS

(a) ALL OPTIONS. The following shall apply to all options granted under the
Plan:

(i) Option Price. The option price per share for each stock option shall be determined by the Committee, but in no event, shall it be less than the fair market value on the date the option is granted. The fair market value shall be equal to the average of the reported bid and asked prices for a Share in the NASDAQ-NMS, as reported by such sources as the Committee shall select, or if such prices are not reported, then the fair market value shall be determined as prescribed by the Internal Revenue Code and Regulations.

(ii) Time of Exercise of Option. The Committee shall establish the time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee. In all cases exercise of a stock option shall be subject to the provisions of Section 5(b)(ii) and 5(c)(iv), as the case may be.

(iii) Payment. The entire option price may be paid at the time the option is exercised. When an option is exercised prior to termination of employment, the Committee shall have the discretion to arrange for the payment of such price, in whole or in part, in installments. In such cases, the Committee shall obtain such evidence of the Grantee's obligation, establish such interest rate and require such security as it may deem appropriate for the adequate protection of the Association.

(iv) Non-Transferability of Option. An option by its terms shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

(v) Adjustment in Event of Recapitalization of the Association. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Association, the Board of Directors shall make such adjustment as it may deem equitably required in the number and kind of shares authorized by and for the Plan, in the number and kind of shares covered by the options granted, and in the option price.

(b) NON-QUALIFIED STOCK OPTIONS. The Committee may, in its discretion, grant options under the Plan which, in whole or in part, do not qualify as incentive stock options under Section 422A of the Internal Revenue Code. In addition to the terms and conditions set forth in Section 5(a) above, the following terms and conditions shall govern any option (or portion thereof) to the extent that it does not so qualify.

(i) Form of Payment. Payment of the option price of any option (or portion thereof) not qualifying as an incentive stock option shall be made in cash or, in the discretion of the Committee, in the Common Stock of the Association



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valued at its fair market value (as the same shall be determined by the
Committee), or a combination of Common Stock and cash.

(ii) Rights After Termination of Employment. In the event of termination of employment due to any cause including death, disability or retirement, a Grantee's rights to exercise the stock options shall cease, except for those which have accrued to the date of termination, unless the Committee shall otherwise specify. These accrued rights shall remain exercisable for a period of three months, or such longer period (not to exceed three years) as the Committee shall provide, following termination for any cause other than death, disability or retirement and for a period of three years following termination due to death, disability or retirement, unless the Committee otherwise specifies. The Committee may in its discretion extend beyond the expiration date originally provided in said option. However, no stock option shall, in any event, be exercised after the expiration of 10 years from the date such option is granted.

(iii) Exercise Period of Option. The exercise period of each non-qualified stock option by its terms shall not be more than 10 years from the date the option is granted as specified by the Committee.

(c) INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant options under the Plan which qualify in whole or in part as incentive stock options under Section 422A of the Internal Revenue Code. In addition to the terms and conditions set forth in Section 5(a) above, the following terms and conditions shall govern any option (or portion thereof) to the extent that it so qualifies:

(i) Sequential Exercise. No incentive stock option shall, by its terms, be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code) any incentive stock option (as that term is defined in the Internal Revenue Code and Regulations) which was granted, before the granting of such option, to the Grantee to purchase stock in the Association.

(ii) Maximum Fair Market Value of Incentive Stock Options. The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any Grantee may be granted incentive stock options in any calendar year (under all incentive stock option plans of the Association) shall not exceed $100,000 plus any unused limit carryover to such year permitted by
Section 422A(c)(4) of the Internal Revenue Code.

(iii) Form of Payment. Payment of the option price for incentive stock options shall be made in cash or in the Common Stock of the Association valued at its fair market value (as the same shall be determined by the Committee), or a combination of Common Stock and cash. Payment may not be made with Common Stock of the Association unless the Common Stock shall have been held by the Grantee for at least one year.

(iv) Rights After Termination of Employment. In the event of termination of employment due to any cause including death, disability or retirement, the Grantee's rights to exercise the stock options shall cease, except for those which have accrued to the date of termination, unless the Committee shall otherwise specify. These accrued rights shall remain exercisable for a period of three months, or such longer period (not to exceed three years) as the Committee shall provide, following termination for any cause other than death, disability or retirement and for a period of three years following termination due to death, disability or retirement, unless the Committee otherwise specifies. However, no incentive stock option shall, in any event, be exercised after the expiration of 10 years from the date such option is granted, or such earlier date as may be specified in the option.

The exercise period of each incentive stock option by its terms shall not be more than 10 years from the date the option is granted as specified by the Committee.

(d) CONDITIONS TO EXERCISE ALL OPTIONS. Any options granted shall be exercisable according to the following schedule:

(i) Twenty (20%) percent of the total shares granted shall become available for exercise (according to the schedule set forth in Section 5(d)(iii))upon granting with the balance becoming available for exercise, subject to the conditions of
Section 5(d)(ii), at the rate of 20% on each of the next four consecutive anniversary dates.

(ii) Each fiscal year the Committee shall establish performance criteria. The Association's actual performance measured against this criteria shall establish a percentage according to the grid, below, which percentage shall be multiplied by the total shares potentially available to determine the number of shares available for exercise in accordance with 5(d)(iii). For fiscal 1987 the following performance criteria shall apply:


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
                                              EPS GROWTH
                                          25%      20%      15%
                                          ---      ---      ---
                        1.0%              100%     80%      60%
                                          ----     ---      ---

                ROA     .95%              90%      70%      50%
                                          ---      ---      ---

                        .90%              80%      60%      40%
                                          ---      ---      ---

For purposes hereof, "ROA" shall mean the Association's return on average assets, as computed by the Committee, equal to the ratio of after-tax earnings to average monthly assets, and "EPS Growth" shall mean the percentage of change in earnings per share for the current fiscal year as compared to the prior fiscal year. For fiscal 1988 and thereafter, the performance criteria shall be determined in advance by the Committee and, in the event no such determination is timely made, the performance criteria from the prior fiscal year shall apply.

(iii) Of the total Shares which become available for exercise pursuant to 5(d)(i) and (ii), twenty (20%) percent of such shares shall become exercisable one year from the date they first became available for exercise and the balance shall be exercisable in equal amounts on each of the next four anniversary dates.

EXAMPLE:

If 10,000 Shares are initially granted on October 1, 1986, then twenty (20%) percent (2,000 Shares) would be available for exercise according to the schedule set forth in Section 5(d)(iii) (ie., 400 shares each on October 1, 1987, 1988, 1989, 1990 and 1991).

If fiscal year 1987 performance is:
- EPS Growth - 25%
- ROA - 1.0%
- Then, according to the performance grid set forth in 5d(ii), 100% (2,000 shares) potentially available actually become available for exercise according to the schedule set forth in Section (d)(iii) (ie., 400 shares each on October 1, 1988, 1989, 1990, 1991 and 1992).

6. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Committee.

(b) The Committee shall adopt such rules of procedures as it may deem proper; provided however, that it may take actions upon the agreement of a majority of its members then in office. Any able action that the Committee may take through a written instrument signed by a majority of its members then in office shall be as effective as though taken at a meeting duly called and held.

(c) The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine (1) the persons to whom Options shall be granted; (2) the number of Shares subject to each Option; (3) the term of each Option; (4) the date on which each Option shall be granted provided however that the Committee shall grant the maximum number of shares for which a person is eligible on the date the Committee first determines to grant such options); and, (5) the provisions of each option agreement.

7. EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

(a) Options may be granted under the Plan to key executives employed by the Association or any subsidiary (including full-time employees who are directors or officers). All determinations by the Committee as to the identity of the persons to whom Options shall be granted hereunder shall be conclusive.


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(b) Directors who are not regular salaried employees of the Association or any subsidiary shall not be eligible to receive Options under this Plan.

(c) An individual executive may receive more than one Option.

8. OPTION AGREEMENT

(a) No Option shall be exercised by a Grantee unless he shall have executed and delivered an Option Agreement.

(b) Appropriate officers of the Association are hereby authorized to execute and deliver Option Agreements in the name of the Association as directed from time to time by the Committee.

9. STOCKHOLDER RIGHTS

No person shall have any rights of a stockholder by virtue of an Option except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

10. EFFECT OF MERGER OR OTHER REORGANIZATION

If the Association shall be the surviving corporation in a merger or other reorganization, Option rights shall extend to stock and securities of the Association to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option would be entitled to have or obtain stock and securities of the Association under the terms of the merger or consolidation. If the Association dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation, then each Option which has become available under Section 5(d)(i) and (ii) shall be exercisable in full within the period of 60 days commencing upon the later of the date the action of the shareholders (or of the Board if shareholders' action is not required) or the date governmental approval, if required, is taken to approve the transaction, and upon the expiration of that period all Options and all rights thereto shall automatically terminate.

11. TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the Association's outstanding Shares at a shareholders' meeting duly called and held, change (other than through adjustment for changes in capitalization as provided in Section 5(a)(v) or 10 hereof): (a) the aggregate number of Shares for which Options may be granted; (b) the class of persons eligible for Options; (c) the Option price; or (d) the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of an Option granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Sections 5 or 10 hereof does not affect any such right. The Board of Directors may modify the Plan to conform with or take advantage of the provisions of t the Tax Reform Act of 1986.

12. APPLICATION OF PROCEEDS

The proceeds received by the Association from the sale of Shares under the Plan shall be used for general corporate purposes.

13. INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Association against the reasonable expenses including attorney's fees, actually and reasonably incurred in connection with the defense of any action, suit or d an proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such


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members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Association.

14. GENERAL PROVISIONS

The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Association.

15. GOVERNING LAW

The Plan shall be construed and its provisions enforced and administered in accordance with the that laws of Michigan except to the extent that such laws may be superseded by any Federal law.









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